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                                                                     EXHIBIT 1.1


                     HONDA AUTO RECEIVABLES 1997-B GRANTOR TRUST
                       ____% ASSET BACKED CERTIFICATES, CLASS A

                           AMERICAN HONDA RECEIVABLES CORP.
                                       (SELLER)

                          AMERICAN HONDA FINANCE CORPORATION
                                      (SERVICER)


                                UNDERWRITING AGREEMENT


                                                                October __, 1997


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
 As Representative of the Several Underwriters
World Financial Center
North Tower - 15th Floor
New York, New York 10281-1315

Dear Sirs:

    1. INTRODUCTORY. American Honda Receivables Corp., a California corporation (the "Seller"), proposes to sell $________________ principal amount of ____% Asset Backed Certificates, Class A (the "Class A Certificates"), issued by the Honda Auto Receivables 1997-B Grantor Trust (the "Trust"). Each Class A Certificate will represent a fractional undivided interest in the Trust. The assets of the Trust will include, among other things, a pool of retail installment sale and conditional sale contracts secured by the new Honda and Acura automobiles and sport utility vehicles and Honda minivans financed thereby (the "Receivables") and certain monies due or received thereunder on or after October 1, 1997 (the "Cutoff Date"), such Receivables to be sold to the Trust by the Seller and to be serviced for the Trust by American Honda Finance Corporation, a California corporation (the "Servicer"). The Class A Certificates will be issued in an aggregate principal amount of $________________, which is equal to _____% of the aggregate principal balance of the Receivables as of the Cutoff Date. Simultaneously with the issuance and sale of the Class A Certificates as contemplated herein, the Trust will also issue the Asset Backed Certificates, Class B (the "Class B Certificates", and together with the Class A Certificates, the "Certificates"), evidencing an undivided ownership interest of ____% in the Trust, payments in


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respect of which are, to the extent specified in the Pooling and Servicing
Agreement (as defined below), subordinated to the rights of the holders of the Class A Certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of October 1, 1997, among the Seller, the Servicer and Bank of Tokyo-Mitsubishi Trust Company, as trustee (the "Trustee"). Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be the representative of the Underwriters (the "Representative").

    Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Pooling and Servicing Agreement.

    2. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to and agrees with the several underwriters named in Schedule I hereto (the "Underwriters") that:

    (a) The Seller has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (No. 333-35413; 333-35413-01), including a form of prospectus, relating to the Certificates. The registration statement as amended has been declared effective by the Commission. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is referred to in this Agreement as the "Registration Statement." The Seller proposes to file with the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Act a form of the prospectus included in the Registration Statement relating to the Class A Certificates and the method of distribution thereof, such prospectus in the form in which it is filed pursuant to Rule 424(b) being hereinafter referred to as the "Prospectus."

    (b) The Registration Statement on Form S-3, including such amendments thereto as may be required, relating to the Certificates, has been filed with the Commission and such Registration Statement as amended has become effective. The conditions to the use of a shelf registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Seller and the Registration Statement;

    (c) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Seller, threatened by the Commission, and on the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act and the rules and regulations of the Commission under the Act (the "Rules and Regulations"), and did not include any untrue statement of a material fact or omit

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to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) such documents will conform in all respects to the requirements of the Act and the Rules and Regulations, and on the Closing Date the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include on the date of this Agreement and on the Closing Date any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Seller in writing by such Underwriter through the Representative expressly for use therein.

    (d) The consummation of the transactions contemplated by this Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any of the property or assets of the Seller or the Servicer pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement, or other agreement or instrument under which the Seller or the Servicer is a debtor or guarantor or to which any of their respective property or assets may be subject.

    (e) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Seller or the Servicer for the consummation of the transactions contemplated by this Agreement except such as have been obtained and made under the Act or the Rules and Regulations, such as may be required under state securities laws and filing of any financing statements required to perfect the transfer of the Receivables.

    (f) Neither the Seller nor the Servicer is in violation of its articles of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which could have a material adverse effect on the transactions contemplated herein, in the Receivables Purchase Agreement or in the Pooling and Servicing Agreement.

    (g) The execution, delivery and performance of this Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement and the issuance and sale of the Certificates and compliance with the terms and provisions thereof will not, subject to obtaining any consents or approvals as may be required under the securities or "blue sky" laws of various jurisdictions, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Seller or the Servicer or any of their respective properties or any agreement or instrument to which the Seller or the Servicer is a party or by which the Seller or the Servicer is bound or to which any of their

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respective properties is subject, or with the articles of incorporation or by-laws of the Seller or the Servicer, and each of the Seller and the Servicer has full corporate power and authority to enter into this Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement and to consummate the transactions contemplated hereby and thereby.

    (h) Each of this Agreement and the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Seller and the Servicer.

    (i) This Agreement constitutes a valid and binding obligation of, each of the Seller and the Servicer, enforceable against each of the Seller and the Servicer in accordance with its terms, except as enforcement thereof may be subject to or limited by (x) bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, (y) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) rights to indemnification and contribution which may be limited by applicable law or equitable principles or otherwise unenforceable as against public policy.

    3. PURCHASE, SALE, AND DELIVERY OF CLASS A CERTIFICATES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Seller, the aggregate principal amounts of the Class A Certificates set forth opposite the names of the Underwriters in Schedule I hereto. The Class A Certificates are to be purchased at the purchase price of _____% of the aggregate principal amount thereof plus accrued interest at the Pass-Through Rate calculated from (and including) October 15, 1997, to (but excluding) the Closing Date.

    Against payment of the purchase price in immediately available funds drawn to the order of the Seller, the Seller will deliver the Class A Certificates to the Representative, for the account of the Underwriters, at the office of Brown & Wood LLP, 555 California Street, San Francisco, CA 94104, on October __, 1997, at 10:00 a.m., California time, or at such other time not later than seven full business days thereafter as the Representative and the Seller determine, such time being herein referred to as the "Closing Date." The Class A Certificates to be so delivered will be initially represented by one or more Class A Certificates (the "DTC Certificates") registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC") and one certificate in definitive form representing the remaining portion of the Original Class A Certificate Balance shall be registered in the name of and delivered to the Seller. The interests of beneficial owners of the DTC Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under the limited circumstances set forth in the Pooling and Servicing Agreement. The Certificates will be made available for checking at the above office of Brown & Wood LLP at least 24 hours prior to the Closing Date.

    Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Trust, the Seller and the Underwriters have agreed that the Closing Date will be not less than five business days following the date hereof.

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    4.   OFFERING BY UNDERWRITERS.  It is understood that the several
Underwriters propose to offer the Class A Certificates for sale to the public as set forth in the Prospectus.

    5. COVENANTS OF THE SELLER. The Seller covenants and agrees with the several Underwriters that:

    (a) The Seller will transmit the Prospectus to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in the timely filing of such Prospectus with the Commission pursuant to Rule 424(b).

    (b) Before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, the Seller will furnish to the Representative a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects.

    (c) The Seller will advise the Representative promptly, and will confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Seller of any notification with respect to any suspension of the qualification of the Certificates for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof.

    (d) The Seller will arrange for the qualification of the Class A Certificates for offering and sale under the securities laws of such jurisdictions in the United States as the Representative may reasonably designate and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Class A Certificates, provided that in connection therewith the Seller shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction.

    (e) If, at any time when the delivery of a prospectus shall be required by law in connection with sales of any Class A Certificates, either (i) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus, the Seller will promptly notify the Representative and will promptly prepare and file with the Commission, at its own expense, an amendment or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. Neither your consent to, nor the Underwriters'

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delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

    (f) The Seller will cause the Trust to make generally available to Class A Certificateholders, as soon as practicable, but no later than sixteen months after the Effective Date, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after such Effective Date and satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder).

    (g) The Seller will furnish to you copies of the Registration Statement (one of which will be signed and include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

    (h) So long as any of the Class A Certificates are outstanding, the Seller will furnish to the Representative copies of all reports or other communications (financial or otherwise) furnished or made available to Class A Certificateholders, and deliver to the Representative during such same period,
(i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission and (ii) such additional information concerning the business and financial condition of the Seller as the Representative may from time to time reasonably request.

    (i) Whether or not the transactions contemplated by this Agreement are consummated, the Seller, subject to the provisions of Section 8 hereof, will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including (i) any filing fees, (ii) any fees charged by Moody's Investors Service ("Moody's") and Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("Standard & Poor's" and, together with Moody's, the "Rating Agencies") for the rating of the Class A Certificates,
(iii) the expenses incurred in printing, reproducing and distributing the registration statement as filed, the Registration Statement, preliminary prospectuses and the Prospectus (including any amendments and supplements thereto required pursuant to Section 5(d) hereof) and (iv) the reasonable expenses of the Representative, including the reasonable fees and disbursements of counsel to the Representative, in connection with the initial qualification of the Class A Certificates for sale in the jurisdictions that the Representative may designate pursuant to Section 5(c) hereof.

    (j) On or before the Closing Date, the Seller shall cause its and the Servicer's computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after the Closing Date neither the Seller nor the Servicer shall take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Pooling and Servicing Agreement.

    (k) To the extent, if any, that the rating provided with respect to the Class A Certificates by either Rating Agency is conditional upon the furnishing of documents or the

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taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions.

    (l) On or before the Closing Date, the Seller shall furnish or make available to the Underwriters or their counsel such additional documents and information regarding the Seller and the Servicer and their affairs as the Underwriters may from time to time reasonably request, including any and all documentation reasonably requested in connection with their due diligence efforts regarding information in the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement.

    6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Class A Certificates will be subject to the accuracy of the representations and warranties on the part of the Seller, to the accuracy of the statements of officers of the Seller made pursuant to the provisions hereof, to the performance by the Seller of its obligations hereunder and to the following additional conditions precedent:

    (a) At the time this Agreement is executed and delivered by the Seller and at the Closing Date, KPMG Peat Marwick shall have furnished to the Representative letters dated, respectively, as of the date of this Agreement and as of the Closing Date substantially in the forms of the drafts to which the Representative previously agreed.

    (b) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a) of this Agreement; and, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the Seller, threatened by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the satisfaction of the Representative.

    (c) You shall have received an officer's certificate, dated the Closing Date, signed by the Chairman of the Board or the President and by a principal financial or accounting officer of the Seller representing and warranting that, as of the Closing Date, the representations and warranties of the Seller in this Agreement are true and correct, that the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.

    (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Seller, Honda Motor Co. Ltd., American Honda Motor Co., Inc. ("AHMC") or the Servicer which, in the judgment of a


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majority in interest of the Underwriters including the Representative, materially impairs the investment quality of the Class A Certificates or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Class A Certificates; (ii) any downgrading in the rating of any debt securities of AHMC or any of its direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange;
(iv) any banking moratorium declared by Federal, California or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters (including the Representative), the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Class A Certificates.

    (e) Brown & Wood LLP will have furnished to the Representative their written opinion, dated the Closing Date, to the effect that:

         (i) Each of the Seller and the Servicer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with full corporate power and authority to own its properties and conduct its business as described in the Prospectus; and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on its obligations under this Agreement, the Receivables Purchase Agreement or the Pooling or Servicing Agreement.

         (ii) The Pooling and Servicing Agreement and the Receivables Purchase Agreement have been duly authorized, executed and delivered by, and, assuming the due authorization, execution and delivery thereof by the Trustee, each constitutes a valid and binding obligation of, each of the Seller and the Servicer, enforceable against each of the Seller and the Servicer in accordance with their respective terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (iii) The execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement and the Receivables Purchase Agreement by each of the Seller and the Servicer will not conflict with or result in a breach of any of the


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    terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Seller or the Servicer pursuant to the terms of the Articles of Incorporation or the By-Laws of the Seller or the Servicer, or to the best of such counsel's knowledge and information, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Seller or the Servicer or any of their respective properties or, to the best of their knowledge and information, any agreement or instrument to which the Seller or the Servicer is a party or by which either the Seller or the Servicer or any of their respective properties is bound.

         (iv) No authorization, approval or consent of, any court or governmental agency or authority is necessary in connection with the execution, delivery and performance by the Seller or the Servicer of this Agreement, the Pooling and Servicing Agreement or the Receivables Purchase Agreement, except for (x) such as may be required under the Act or the Rules and Regulations, (y) such as may be required under state securities laws, and (z) except for such authorizations, approvals or consents specified in such opinion as are in full force and effect as of the Effective Date and the Closing Date.

         (v) The Class A Certificates have been duly authorized and, when executed and authenticated by the Trustee in accordance with the Pooling and Servicing Agreement and delivered and paid for pursuant to this Agreement will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

         (vi) The Registration Statement has become effective under the Act and the Prospectus has been filed with the Commission, pursuant to Rule 424(b) promulgated under the Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and the Registration Statement and the Prospectus (other than the financial and statistical information therein as to which such counsel express no opinion), as of their respective effective date or date of issuance, complied as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder; such counsel has no reason to believe that the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial, numerical, statistical and quantitative information contained in the Registration Statement or the Prospectus.

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         (vii) Such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus which are not described and filed as required.

         (viii) To the best of their knowledge, there are no legal or governmental proceedings pending to which the Seller or the Servicer is a party or of which any property of the Seller or the Servicer is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, in each case (A) that are required to be disclosed in the Registration Statement or the Prospectus or (B) (1) asserting the invalidity of all or part of this Agreement, the Receivables Purchase Agreement, the Pooling and Servicing Agreement or the Certificates, (2) seeking to prevent the issuance of the Certificates, (3) that could materially and adversely affect the Seller's or the Servicer's obligations under this Agreement, the Receivables Purchase Agreement or the Pooling and Servicing Agreement or
    (4) seeking to affect adversely the income tax attributes of the Trust or the Class A Certificates.

         (ix) Immediately prior to the transfer of Receivables by the Servicer pursuant to the Receivables Purchase Agreement, the Servicer was the sole owner of all right, title and interest in the Receivables and the other property to be transferred by it to the Seller. The Servicer has full power and authority to sell and assign the property to be sold and assigned to the Seller pursuant to the Receivables Purchase Agreement and has duly authorized such sale and assignment to the Seller by all necessary corporate action.

         (x) Assuming that the Receivables are in substantially one of the forms attached to such opinion, the Receivables are "chattel paper" as defined in the UCC.

         (xi) Such counsel is familiar with the Servicer's standard operating procedures relating to the Servicer's acquisition of a perfected first priority security interest in the vehicles financed by the Servicer pursuant to retail installment sale contracts in the ordinary course of the Servicer's business. Assuming that the Servicer's standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that the Servicer has not or will not continue to follow its standard procedures in connection with the perfection of security interests in the Financed Vehicles), the Servicer has acquired or will acquire a perfected first priority security interest in the Financed Vehicles.

         (xii) The Seller has full power and authority to sell and assign the property to be sold and assigned to the Trust pursuant to the Pooling and Servicing Agreement and has duly authorized such sale and assignment to the Trust by all necessary corporate action.

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         (xiii) This Agreement has been duly authorized, executed and delivered by the Seller and the Servicer.

         (xiv) The statements in the Prospectus under the captions "Certain Legal Aspects of the Receivables," to the extent they constitute matters of law or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

         (xv) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

         (xvi) The Class A Certificates, the Pooling and Servicing Agreement, the Receivables Purchase Agreement and this Agreement each conform in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus.

         (xvii) The Trust created by the Pooling and Servicing Agreement will not be classified as an association (or publically traded partnership) taxable as a corporation for federal income tax purposes and, instead, under subpart E, part I, of subchapter J of the Internal Revenue Code of 1986, as amended, the Trust will be treated as a grantor trust and, subject to possible recharacterization of certain fees paid by the Trust, each Class A Certificateholder will be treated as the owner of an undivided interest in the income and corpus attributable to the Trust.

         (xviii) The Trust will not be classified as a separate entity subject to California or New York income, franchise or other taxes measured by income, profits, capital, or receipts.

         (xix) Class A Certificateholders who would not otherwise be subject to tax imposed by California or New York will not be subject to California or New York income or franchise taxes with respect to interest or other amounts (including payments from the Yield Supplement Account) which are allocable to such Class A Certificateholders solely as a result of such Class A Certificateholders' beneficial ownership of a Class A Certificate.

         (xx) The statements in the Registration Statement and Prospectus under the heading "ERISA Considerations" and "Federal Income Tax Consequences," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

    Such opinion may be made subject to the qualifications that the enforceability of the terms of the Pooling and Servicing Agreement and the Receivables Purchase

Agreement may be subject to or limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    (f) Brown & Wood LLP shall have furnished their written opinion, dated the Closing Date, with respect to the characterization as a sale of the transfer of the Receivables by the Servicer to the Seller and from the Seller to the Trust and such opinion shall be in substantially the form previously discussed with the Representative and its counsel and in any event satisfactory in form and in substance to the Representative and its counsel.

    (g) You shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date, with respect to the validity of the Class A Certificates and such other related matters as the Representative shall require and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

    (h) You shall have received an opinion addressed to you, the Seller and the Servicer of Pryor, Cashman, Sherman & Flynn, counsel to the Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

         (i) The Trustee has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York with full corporate trust power and authority to enter into and perform its obligations under the Pooling and Servicing Agreement.

         (ii) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee, and assuming authorization, execution and delivery thereof by the Seller and the Servicer, the Pooling and Servicing Agreement constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except (1) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (2) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (iii) The execution and delivery by the Trustee of the Pooling and Servicing Agreement and the performance by the Trustee of its duties thereunder do not conflict with or result in a violation of (a) any law or regulation of the United States of America or the State of New York, (b) the charter or by-laws of the Trustee, (c) any order, writ, judgment or decree or (d) any agreement, instrument, order, writ judgment or decree known to such counsel to which the Trustee is a party or is subject.

         (iv) The Class A Certificates have been duly executed, authenticated and delivered by the Trustee.

         (v) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or the State of New York having jurisdiction over the trust powers of the Trustee is required for the consummation on the part of the Trustee of any of the transactions contemplated in the Pooling and Servicing Agreement, except such as have been obtained.

         (vi) If the Trustee were acting as Servicer under the Pooling and Servicing Agreement at the date of this Agreement, the Trustee would have the power and authority to perform the obligations of the Servicer as provided in the Pooling and Servicing Agreement.

    (i) Sheppard, Mullin, Richter & Hampton shall have furnished to the Representative their written opinion, dated the Closing Date, to the effect that the blank forms of contracts reviewed by such counsel comply, or complied when in use, in all respects with all applicable disclosure requirements under the Federal Consumer Credit Protection Act, 15 U.S.C. Sections 1601 ET SEQ., and Regulation Z issued pursuant thereto, as interpreted in the Official Staff Commentary, and applicable California disclosure laws.

    (j) The Representative shall have received an officer's certificate dated the Closing Date of the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of each of the Seller and the Servicer in which each such officer shall state that, to the best of such officer's knowledge after reasonable investigation, the representations and warranties of the Seller or the Servicer, as applicable, contained in the Pooling and Servicing Agreement and the representations and warranties of the Seller or the Servicer, as applicable, contained in the Receivables Purchase Agreement are true and correct in all material respects and that the Seller or the Servicer, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date in all material respects.

    (k) The Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not otherwise described in this Agreement allowing the Underwriters to rely on such opinion as if it were addressed to the Underwriters.

    (l) The Class A Certificates shall have been rated in the highest rating category by Moody's and Standard & Poor's.

    (m) The Seller will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

    7. INDEMNIFICATION AND CONTRIBUTION.(a) The Seller and the Servicer will, jointly and severally, indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Seller nor the Servicer will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with, written information furnished to the Seller by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection
(b) below.

    (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Seller and the Servicer against any losses, claims, damages or liabilities to which the Seller or the Servicer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller or the Servicer in connection with investigating or defending any such action or claim as such expenses are incurred; it being understood and agreed that the only such information furnished by any Underwriters consists of the following information in the Prospectus furnished on behalf of the Underwriters: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the legend concerning stabilizing on inside front cover page and the third paragraph appearing under the caption "Underwriting".

    (c) Promptly after receipt by an indemnified party under this Section of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and after acceptance by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Underwriters on the other from the offering of the Class A Certificates or (ii) if the allocation provided by the immediately preceding clause (i) is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits referred to in clause (i) above but also the relative fault of the Seller on the one hand and the Underwriters on the other in connection with the statement or omission which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

    (e) The obligations of the Seller and the Servicer under this Section shall be in addition to any liability which the Seller or the Servicer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller or the Servicer, to each officer of the Seller who has signed the Registration Statement and to each person, if any, who controls the Seller or the Servicer within the meaning of the Act.

    8. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Seller or the Servicer or any of their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Seller or the Servicer or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Class A Certificates. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Class A Certificates by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 hereof and the respective obligations of the Seller, the Servicer and the Underwriters pursuant to Section 7 hereof shall remain in effect. If the purchase of the Class A Certificates by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(d) hereof, the Seller and the Servicer will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Class A Certificates.

    9. FAILURE TO PURCHASE THE CLASS A CERTIFICATES. If any Underwriter or Underwriters default on its obligations to purchase Class A Certificates hereunder on the Closing Date and the aggregate principal amount of Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Certificate that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Seller for the purchase of such Certificates by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Certificates such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Certificates with respect to which such default or defaults exceeds 10% of the total principal amount of Certificates that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Seller for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Seller, except as provided in Section
8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

    10. NOTICES. All communications hereunder will be in writing and, if sent to the Representative or the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower - 15th Floor, New York, New York 10281-1315, Attention: Asset Backed Securities Group (facsimile number (212) 449-9015); if sent to the Seller, will be mailed, delivered or sent by facsimile transmission and confirmed to it at American Honda Receivables Corp., 700 Van Ness Avenue, Torrance, California 90501, attention of John I. Weisickle (facsimile number (310) 787-3910); and if sent to the Servicer, will be mailed, delivered or sent by facsimile transmission and confirmed to it at American Honda Finance Corporation, 700 Van Ness Avenue, Torrance, California 90501, attention of John I. Weisickle (facsimile number
(310) 787-3910).

    11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the Underwriters, the Seller and the Servicer and their respective successors and the officers and directors and controlling persons referred to in
Section 7, and no other person will have any right or obligations hereunder.

    12. REPRESENTATIONS OF UNDERWRITERS. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by the Representative under this Agreement will be binding upon all the Underwriters.

    13. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Seller and the Servicer each submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

    14. COUNTERPARTS. This agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement among the Seller, the Servicer and the several Underwriters in accordance with its terms.


                                       Very truly yours,

                                       AMERICAN HONDA RECEIVABLES CORP.,


                                       By:
                                          ------------------------------------
                                         Name:  Y. Kohama
                                         Title: President

                                       AMERICAN HONDA FINANCE CORPORATION


                                       By:
                                       ---------------------------------------
                                         Name:  Y. Kohama
                                         Title: President


Accepted in New York, New York,
as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED


  By:
     -----------------------------------
    Name:
    Title:

  Acting on behalf of itself and
  as the Representative of the
  several Underwriters.

                                      SCHEDULE I



                                                           Principal Amount
                                                              of Class A
Underwriter                                                   Certificates
-----------                                                -----------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated . . . . . . . . . . . . . . . . . . _____________
Credit Suisse First Boston Corporation . . . . . . . . . . . _____________
J.P. Morgan & Co . . . . . . . . . . . . . . . . . . . . . . _____________

Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . $
                                                             -------------
                                                             -------------